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                             LIST OF SUBSIDIARIES OF
                               ACADIA REALTY TRUST
                             -----------------------

Acadia Realty Limited Partnership
Acadia Realty Trust
Acadia Property Holdings, LLC
Acadia Realty Services, Inc.
Acadia Realty Acquisition I, LLC
Acadia Realty Management Services, Corp.
Acadia Strategic Opportunity Fund, L.P.
Acadia Bartow Avenue, LLC

239 Greenwich Associates Limited Partnership
Acadia 239 Greenwich Avenue, LLC
Crossroads Joint Venture
Crossroads II
RD Abington Associates Limited Partnership
RD Absecon Associates, L.P.
RD Absecon, Inc.
RD Bloomfield Associates Limited Partnership
RD Branch Associates L.P.
RD Columbia Associates, L.P.
RD Elmwood Associates, L.P.

Heathcote Associates, L.P.
Acadia Heathcote, LLC
RD Hendon Realty, Inc.
RD Hobson Associates, L.P.
Acadia Mad River Property LLC


Acadia Merrillville Realty, L.P.
Acadia Merrillville Realty, Inc.
RD Methuen Associates Limited Partnership
Pacesetter/Ramapo Associates
Acadia Pacesetter LLC
Port Bay Associates, LLC
RD Smithtown, LLC
Sound View Management LLC
Acadia Town Line, LLC
RD Village Associates Limited Partnership
RD Whitegate Associates, L.P.
RD Woonsocket Associates Limited Partnership

Blackman Fifty L.P.
Blackman Fifty Realty Corp.
Mark Plaza Fifty L.P.
Mark Plaza Fifty Realty Corp.
Mark Twelve Associates, L.P.
New Castle Fifty Realty Corp.